UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported in the Current Report on Form 8-K of webMethods, Inc. (the "Company") filed on September 18, 2006, on September 12, 2006, the Board of Directors of the Company appointed John Andary as Executive Vice President and designated him as principal financial officer of the Company. Mr. Andary has been engaged by the Company on an interim basis. In connection with the engagement of Mr. Andary, the Company and Mr. Andary entered into a Services Agreement, pursuant to which Mr. Andary is compensated at a rate of $220.00 per hour, with the expectation that he will devote on average at least 160 hours per month to the Company. The Services Agreement also provides that Mr. Andary will be reimbursed for reasonable out of pocket business and business-related expenses, including, but not limited to, transportation and lodging expenses.

On November 28, 2006, the Company and Mr. Andary entered into an amendment to the Services Agreement that extends the termination date of the Services Agreement from December 6, 2006 to February 16, 2006. The termination date is subject to extension until the Company or Mr. Andary provides 30 days prior written notice of termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

December 4, 2006	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President and Chief Executive Officer